UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 21, 2006
Date of Report (Date of earliest event reported)
STARBUCKS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)
2401 Utah Avenue South
Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)
(206) 447-1575
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Starbucks Corporation (the “Company”) insider trading policy, Barbara Bass, a member of the Company’s board of directors, Paula E. Boggs, the Company’s executive vice president, general counsel and secretary, and Martin Coles, president, Starbucks Coffee International, each entered into a selling plan on November 21, 2006.
     Rule 10b5-1 permits an insider to implement a written prearranged trading plan entered into at a time when the insider is not aware of any material nonpublic information about the Company and allows the insider to trade on a one-time or regularly scheduled basis regardless of any material nonpublic information about the Company thereafter received by the insider.
     Additional information regarding each selling plan is provided below.
Barbara Bass
     Under Ms. Bass’s selling plan, between December 26, 2006 and the plan’s termination date of June 21, 2007, Ms. Bass will sell a total of 260,000 shares of the Company’s common stock so long as the market price of the common stock is higher than a minimum threshold price specified in the plan. Shares become available to be sold under the plan in the following amounts on the following dates.

Date	Additional Shares Eligible to be Sold
December 26, 2006	43,333
January 22, 2007	43,333
February 22, 2007	43,333
March 22, 2007	43,333
April 22, 2007	43,333
May 22, 2007	43,335
Paula E. Boggs
     Under Ms. Boggs’s selling plan, between January 2, 2007 and the plan’s termination date of November 21, 2007, Ms. Boggs will sell a total of 122,445 shares of the Company’s common stock so long as the market price of the common stock is higher than a minimum threshold price specified in the plan. Up to 61,222 shares of common stock may be sold beginning January 2, 2007, and up to 61,223 additional shares of common stock may be sold beginning July 2, 2007.

Martin Coles
     Under Mr. Coles’s selling plan, between December 26, 2006 and the plan’s termination date of November 21, 2007, Mr. Coles will sell a total of 100,000 shares of the Company’s common stock so long as the market price of the common stock is higher than certain minimum threshold prices specified in the plan. The full 100,000 shares covered by the plan may be sold beginning December 26, 2006 in tranches of 33,333, 33,333 and 33,334 shares that will be sold if the market price of the common stock is higher than each of three corresponding minimum threshold prices of the common stock, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: November 28, 2006	By:	/s/ Andrew M. Paalborg
Andrew M. Paalborg
vice president, assistant general counsel and assistant secretary